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DELOITTE &
 TOUCHE LLP
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                  50 Fremont Street                     Telephone: (415)247-4000
                  San Francisco, California 94105-2230  Facsimile: (415)247-4329



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-89801, No. 33-28490, No. 33-33693, No. 33-60787, and No. 33-65656 on Form S-8
and No. 333-7851 on Form S-3 of Williams-Sonoma, Inc. of our reports dated March 26, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended February 2, 1997.




/s/ DELOITTE & TOUCHE, LLP
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  Deloitte & Touche, LLP

San Francisco, California
April 24, 1997








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Deloitte Touche
Tohmatsu
International
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